As filed with the Securities and Exchange Commission on May 4, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFLAC INCORPORATED
(Exact name of registrant as specified in charter)

Georgia	58-1167100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431	Daniel P. Amos Chairman & CEO Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Audrey Boone Tillman, Esq. Executive Vice President & General Counsel Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431	Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7000	Andrea L. Nicolas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed Title of each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Offering Price(1)	Amount of Registration Fee(1)
Senior Debt Securities		$0
Subordinated Debt Securities		$0
(1)
An unspecified aggregate initial offering price or number of the securities is being registered as may from time to time be issued at unspecified prices. In accordance with Rules 456(b) and 457(r), Aflac Incorporated is deferring payment of all of the registration fee.

This registration statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions that occur on an ongoing basis in securities that have been previously or will be issued under this registration statement.

PROSPECTUS

Aflac Incorporated

Senior Debt Securities,
Subordinated Debt Securities

We may, from time to time, offer to sell senior or subordinated debt securities. This prospectus describes some of the general terms that may apply to these securities.

Specific terms of these securities not provided herein will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

You should carefully consider the risks of an investment in these securities. See “Risk Factors” in this prospectus, “Item 1A — Risk Factors” in our most recent annual report on Form 10-K, and any other risk factors included in filings we have made with the Securities and Exchange Commission (“SEC”) that are incorporated herein by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2015.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
AFLAC INCORPORATED	5
RISK FACTORS	6
USE OF PROCEEDS	7
RATIO OF EARNINGS TO FIXED CHARGES	8
DESCRIPTION OF DEBT SECURITIES	9
REGISTRATION, TRANSFER AND PAYMENT OF CERTIFICATED SECURITIES	19
PLAN OF DISTRIBUTION	20
WHERE YOU CAN FIND MORE INFORMATION	22
LEGAL MATTERS	23
EXPERTS	23

This prospectus relates to a registration statement filed by Aflac Incorporated with the SEC using a “shelf” registration process (the “registration statement”). Under this shelf process as described in the registration statement we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The functional currency of Aflac Japan’s (as defined below) insurance operations is the Japanese yen. We translate our yen-denominated financial statement accounts into U.S. dollars as follows. Assets and liabilities are translated at end-of-period exchange rates. Realized gains and losses on security transactions are translated at the exchange rate on the trade date of each transaction. Other revenues, expenses and cash flows are translated using average exchange rates for the year. The resulting currency translation adjustments are reported in accumulated other comprehensive income. We include in earnings the realized currency exchange gains and losses resulting from transactions.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.aflac.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or “the Company” refer to the consolidated operations of Aflac Incorporated, and its direct and indirect operating subsidiaries. “Parent Company” refers solely to Aflac Incorporated. “Aflac” refers solely to our subsidiary, American Family Life Assurance Company of Columbus, an insurance company domiciled in Nebraska. Aflac operates in the United States (“Aflac U.S.”) and operates as a branch in Japan (“Aflac Japan”).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. We desire to take advantage of these provisions. This prospectus or documents filed with the SEC and incorporated by reference herein contain cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by Company officials in communications with the financial community and contained in documents filed with the SEC. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target” or similar words as well as specific projections of future results, generally qualify as forward-looking. We undertake no obligation to update such forward-looking statements.

We caution readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•	difficult conditions in global capital markets and the economy

•	governmental actions for the purpose of stabilizing the financial markets

•	defaults and credit downgrades of securities in our investment portfolio

•	exposure to significant interest rate risks

•	credit and other risks associated with our investment in perpetual securities

•	differing judgments applied to investment valuations

•	significant valuation judgments in determination of amount of impairments taken on our investments

•	limited availability of acceptable yen-denominated investments

•	concentration of our investments in any particular single-issuer or sector

•	concentration of business in Japan

•	decline in the creditworthiness of other financial institutions

•	deviations in actual experience from pricing and reserving assumptions

•	subsidiaries’ ability to pay dividends to the Parent Company

•	inherent limitations to risk management policies and procedures

•	extensive regulation and changes in law or regulation by governmental authorities

•	ability to attract and retain qualified sales associates and employees

•	decreases in our financial strength or debt ratings

•	ability to continue to develop and implement improvements in information technology systems

•	interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems

•	changes in U.S. and/or Japanese accounting standards

•	failure to comply with restrictions on patient privacy and information security

•	level and outcome of litigation

•	ability to effectively manage key executive succession

•	catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, and acts of terrorism, and damage incidental to such events

•	ongoing changes in our industry

•	loss of consumer trust resulting from events external to our operations

•	increased expenses and reduced profitability resulting from changes in assumptions for our pension and other postretirement benefit plans

•	failure of internal controls or corporate governance policies and procedures

AFLAC INCORPORATED

The Parent Company, Aflac Incorporated, was incorporated in 1973 under the laws of the State of Georgia. The Parent Company is a general business holding company and acts as a management company, overseeing the operations of its subsidiaries by providing management services and making capital available. Its principal business is supplemental health and life insurance, which is marketed and administered through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), which operates in the United States (Aflac U.S.) and as a branch in Japan (Aflac Japan). Most of Aflac’s policies are individually underwritten and marketed through independent agents. Aflac U.S. markets and administers group products through Continental American Insurance Company (CAIC), branded as Aflac Group Insurance. Our insurance operations in the United States and our branch in Japan service the two markets for our insurance business.

Aflac offers voluntary insurance policies in Japan and the United States that provide a layer of financial protection against income and asset loss. We continue to diversify our product offerings in both Japan and the United States. Aflac Japan sells voluntary supplemental insurance products, including cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans and annuities. Aflac U.S. sells voluntary supplemental insurance products including products designed to protect individuals from depletion of assets (accident, cancer, critical illness/ care, hospital intensive care, hospital indemnity, fixed-benefit dental, and vision care plans) and loss-of-income products (life and short-term disability plans).

Aflac is authorized to conduct insurance business in all 50 states, the District of Columbia, several U.S. territories and Japan. Aflac Japan’s revenues, including realized gains and losses on its investment portfolio, accounted for 72% of the Company’s total revenues in 2014, compared with 74% in 2013 and 77% in 2012. The percentage of the Company’s total assets attributable to Aflac Japan was 82% at December 31, 2014, compared with 85% at December 31, 2013.

Our principal executive offices are located at 1932 Wynnton Road, Columbus, Georgia 31999 and our telephone number is (706) 323-3431.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in Item 1A — Risk Factors in our most recent annual report on Form 10-K, which is incorporated by reference in this prospectus, as well as any risk factors included in any other filings we have made with the SEC that are incorporated by reference herein. Please also see any risk factors contained in any prospectus supplement that accompanies this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities in accordance with SEC rules.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For the purpose of computing the below ratios, earnings consist of income from continuing operations before income taxes excluding interest expense on income tax liabilities, plus fixed charges. Fixed charges consist of interest expense, excluding interest expense on income tax liabilities, interest on investment-type contracts and such portion of rental expense as is estimated to be representative of the interest factors in the leases, all on a pre-tax basis.

	Three Months Ended March 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Ratio of Earnings to Fixed Charges	11.5x	13.0x	14.8x	14.4x	13.0x	19.7x

DESCRIPTION OF DEBT SECURITIES

Senior Debt Indenture and Subordinated Debt Indenture

We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. Unless the applicable prospectus supplement states otherwise, we will issue any senior debt securities pursuant to the Senior Debt Indenture, dated as of May 21, 2009 between the Parent Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Indenture”). Unless the applicable prospectus supplement states otherwise, we will issue any subordinated debt securities pursuant to the Subordinated Indenture, dated as of September 26, 2012 entered into between the Parent Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Indenture”). The Senior Debt Indenture and the Subordinated Debt Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The Senior Debt Indenture and the Subordinated Debt Indenture are substantially similar except that (1) the Subordinated Debt Indenture, unlike the Senior Debt Indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of the Parent Company and (2) the Senior Debt Indenture, unlike the Subordinated Debt Indenture, restricts the ability of the Parent Company to use the shares of its restricted subsidiaries to secure any indebtedness, unless an equal and ratable security interest in these subsidiary shares is granted to the holders of the senior debt securities. Neither the Senior Debt Indenture nor the Subordinated Debt Indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

The following description provides a general summary of the material terms and conditions of the Senior Debt Indenture, the Subordinated Debt Indenture and the debt securities to be issued pursuant to these indentures.

The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures, as well as any applicable prospectus supplements for any debt securities offered, for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holders to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the Senior Debt Indenture.

We may issue the senior debt securities, pursuant to the Senior Debt Indenture, in one or more series. All series of senior debt securities issued under the Senior Debt Indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

The senior indebtedness issued pursuant to the Senior Debt Indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of an insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of the Parent Company’s subsidiaries (Aflac, in particular) to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. Likewise, any inability of Aflac Japan to repatriate earnings to Aflac may also limit Aflac’s ability to pay dividends to the Parent Company. This inability to pay dividends to the Parent Company would further impair the ability of the Parent Company to satisfy its obligations under the debt securities.

The debt securities issued under the Subordinated Debt Indenture will be subordinate in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all the senior indebtedness of the Parent Company in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”

Prospectus Supplements

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•
whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable;

•	the date or dates upon which the debt securities are payable;

•
the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable, the dates on which interest will be payable and the date from which interest will accrue;

•	the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•
any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•
whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, a holder of bearer debt securities can transfer ownership merely by transferring possession of the securities;

•
any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•
whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Global Debt Securities”;

•
any United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names and addresses of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of principal of or interest on the debt securities;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts;

•	whether the provisions of some or all of the covenants described under the heading “Covenants Applicable to the Debt Securities” below apply to the debt securities;

•	any changes to or additional events of default (as defined under the heading “Events of Default” below) or covenants;

•	for the subordinated debt securities, whether the specific subordination provisions applicable to the subordinated debt securities are other than as set forth in the subordinated indenture; and

•	any other specific terms of the debt securities.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement the special United States federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent one or more registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of the Parent Company, the indenture trustee or any other agent of the Parent Company or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive registered form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

Limitations on Liens.    Under the Senior Debt Indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the Senior Debt Indenture are secured to the same extent as and for so long as that debt or other obligation is so secured. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of any such existing lien and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

To qualify as our “subsidiary,” as defined in the Senior Debt Indenture, we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of the corporation. The Senior Debt Indenture defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of the corporation in question, except that stock that carries only the right to vote conditionally on the happening of an event is not considered voting stock.

As defined in the Senior Debt Indenture, our “restricted subsidiaries” includes (1) Aflac, so long as it remains our subsidiary; (2) any other present or future subsidiary of the Parent Company, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger and Sale of Assets.    Both the Senior Debt Indenture and Subordinated Debt Indenture provide that we will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

•	we will be the surviving company in any merger or consolidation,

•
if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes by supplemental indenture our obligations relating to the debt securities,

•
immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation or merger into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.

Limitations on Dispositions of Stock of Restricted Subsidiaries.    Both the Senior Debt Indenture and Subordinated Debt Indenture provide that, except in a transaction otherwise governed by such indenture, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•
any issuance, sale, assignment, transfer or other disposition made in compliance with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•
the disposition of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•
after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock.

The indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under both the Senior Debt Indenture and the Subordinated Debt Indenture:

•
a default in payment of principal or any premium when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•
a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•
a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, for 90 days after we receive written notice of such failure from the trustee or from holders of at least 25% in aggregate principal amount of the outstanding debt securities;

•	certain events of insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, or similar proceeding in respect of us or a restricted subsidiary; or

•
certain defaults with respect to the Parent Company’s debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $100,000,000 consisting of the failure to make any payment at maturity or that result in acceleration of the maturity of such debt and the defaults have not been rescinded or annulled, or the debt has not been discharged, within a period of 15 days after we receive written notice of such failure from the trustee or from holders of at least 25% in aggregate principal amount of the outstanding debt securities.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Both the Senior Debt Indenture and Subordinated Debt Indenture entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to obtain assurances of indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

The Senior Debt Indenture and Subordinated Debt Indenture provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•
the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under both the Senior Debt Indenture and Subordinated Debt Indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under either the Senior Debt Indenture or the Subordinated Debt Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Debt Indenture or the Subordinated Debt Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our discharge or defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants that have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

Both the Senior Debt Indenture and Subordinated Debt Indenture provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that would benefit holders of debt securities;

•
make the occurrence, or the occurrence and continuance, of a default under any additional covenant an event of default permitting the enforcement of all or any of the several remedies provided in the applicable Indenture;

•	cure any ambiguity, inconsistency, omission or defect;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any change that does not adversely affect the rights of any holder of affected debt securities in any material respect.

The Senior Debt Indenture and Subordinated Debt Indenture also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Subordination Under the Subordinated Debt Indenture

The Subordinated Debt Indenture provides that payment of the principal, any premium and interest on debt securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture, which is:

•	indebtedness for money borrowed by us;

•	indebtedness for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	for obligations of the types referred to above of other persons secured by any lien on any of our properties or assets.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness that, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities;

•	any of our indebtedness to one of our subsidiaries; or

•	obligations to trade creditors or assumed by us in the ordinary course of business.

The Subordinated Debt Indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or coupons relating to those subordinated debt securities receive any payment on account of such subordinated debt securities or coupons, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings in respect of us or our property; or

•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities or coupons during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Governing Law

The Senior Debt Indenture and the Subordinated Debt Indenture are governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is applicable, in which case the Trust Indenture Act will govern.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. is trustee under each of the Senior Debt Indenture and the Subordinated Debt Indenture.

REGISTRATION, TRANSFER AND PAYMENT OF CERTIFICATED SECURITIES

If we ever issue securities in certificated form, those securities may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the registration or transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange or register the transfer of any security to be redeemed for a period of 15 days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay principal, any premium, interest and any amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a security on any interest payment date to the person in whose name the security is registered at the close of business on the regular record date for that payment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with such a derivative or other hedging transaction, the third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;

•	any material relationship with the underwriter and the nature of such relationship, if any;

•
the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and

•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Unless the prospectus supplement states otherwise, all amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars. Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices or prices related thereto or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in any applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.aflac.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus relates to a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•
our Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on March 19, 2015, and our Definitive Additional Materials pursuant to Section 14(a) of the Exchange Act, filed with the SEC on April 16, 2015; and

•	our Current Reports on Form 8-K filed on February 10, 2015, February 26, 2015 and March 12, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide a copy of these filings, at no cost, upon your written or oral request to us at the following address or telephone number:

Aflac Incorporated
Office of the Secretary
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Georgia law in connection with the offering of the debt securities will be passed upon for us by Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of Aflac Incorporated and certain legal matters as to New York law in connection with the offering of the debt securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement. Certain partners of Skadden, Arps, Slate, Meagher & Flom LLP beneficially own an aggregate of less than one percent of the common stock of Aflac Incorporated.

EXPERTS

The consolidated financial statements and schedules of Aflac Incorporated and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount shown is estimated.

SEC Registration Fee	$	*
Trustees’ Fees and Expenses		5,000	†
Accountants’ Fees and Expenses		100,000	†
Legal Fees and Expenses		150,000	†
Printing and Engraving		15,000	†
Blue Sky Fees		25,000	†
Rating Agency Fees		210,000	†
Miscellaneous Expenses		10,000	†
Total Expenses		$515,000
___________________________
*	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

†
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.     Indemnification of Directors and Officers.

The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.

Aflac Incorporated’s articles of incorporation provide that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter amended, no director of Aflac Incorporated shall be personally liable to Aflac Incorporated for monetary damages for any breach of the duty of care or other duty as a director, provided that Aflac Incorporated’s articles of incorporation do not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of Aflac Incorporated; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any action for which a director could be found liable pursuant to Section 14-2-154 of the Georgia Business Corporation Code, or any amendment or successor provision of such section; and (iv) any transaction from which the director derived an improper personal benefit. In addition, a director’s liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.

Aflac Incorporated maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of Aflac Incorporated and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of Aflac Incorporated and its majority-owned subsidiaries in those instances where the Parent Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.     Exhibits and Financial Statement Schedules.

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

Item 17.     Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)  That for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Aflac Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Georgia, on this 4 day of May, 2015.

AFLAC INCORPORATED

By:	/s/ Daniel P. Amos
	Name:	Daniel P. Amos
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers, directors and authorized representatives of Aflac Incorporated, hereby severally constitute and appoint Audrey Boone Tillman and Kriss Cloninger III, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act, as amended, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel P. Amos	Chief Executive Officer,	May 4, 2015
Daniel P. Amos	Chairman of the Board of Directors

/s/ Kriss Cloninger III	President, Chief Financial Officer,	May 4, 2015
Kriss Cloninger III	Treasurer and Director

/s/ June Howard	Senior Vice President, Financial Services;	May 4, 2015
June Howard	Chief Accounting Officer

/s/ Paul S. Amos II	Director	May 4, 2015
Paul S. Amos II

/s/ W. Paul Bowers	Director	May 4, 2015
W. Paul Bowers

/s/ Elizabeth J. Hudson	Director	May 4, 2015
Elizabeth J. Hudson

/s/ Douglas W. Johnson	Director	May 4, 2015
Douglas W. Johnson

/s/ Robert B. Johnson	Director	May 4, 2015
Robert B. Johnson

/s/ Thomas J. Kenny	Director	May 4, 2015
Thomas J. Kenny

/s/ Charles B. Knapp	Director	May 4, 2015
Charles B. Knapp

/s/ Joseph L. Moskowitz	Director	May 4, 2015
Joseph L. Moskowitz

/s/ Barbara K. Rimer	Director	May 4, 2015
Barbara K. Rimer

/s/ Melvin T. Stith	Director	May 4, 2015
Melvin T. Stith

/s/ Takuro Yoshida	Director	May 4, 2015
Takuro Yoshida

INDEX TO EXHIBITS

The agreements incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and:

•	were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement;

•	may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Aflac Incorporated acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about Aflac Incorporated may be found elsewhere in this registration statement and Aflac Incorporated’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find More Information” in the prospectus that forms a part of this registration statement.

Exhibit Number	Description of Exhibits

1.1*	Form of Underwriting Agreement relating to debt securities.

3.1
Articles of Incorporation of Aflac Incorporated, as amended and restated. Incorporated herein by reference to Exhibit 3.0 to Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

3.2	Amended and Restated Bylaws of Aflac Incorporated, as amended. Incorporated herein by reference to Exhibit 3.1 to Aflac Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2014.

4.1
Senior Debt Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated May 21, 2009.

4.2
First Supplemental Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 8.500% Senior Note due 2019). Incorporated herein by reference to Exhibit 4.2 to Aflac Incorporated’s Current Report on Form 8-K, dated May 21, 2009.

4.3
Second Supplemental Indenture, dated as of December 17, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 6.900% Senior Note due 2039). Incorporated herein by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated December 14, 2009.

Exhibit Number	Description of Exhibits
4.4
Third Supplemental Indenture, dated as of August 9, 2010, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 6.45% Senior Note due 2040). Incorporated herein by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated August 4, 2010.

4.5
Fourth Supplemental Indenture, dated as of August 9, 2010, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 3.45% Senior Note due 2015). Incorporated herein by reference to Exhibit 4.2 to Aflac Incorporated’s Current Report on Form 8-K, dated August 4, 2010.

4.6
Fifth Supplemental Indenture, dated as of February 10, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 2.65% Senior Note due 2017). Incorporated herein by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated February 8, 2012.

4.7
Sixth Supplemental Indenture, dated as of February 10, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 4.00% Senior Note due 2022). Incorporated herein by reference to Exhibit 4.2 to Aflac Incorporated’s Current Report on Form 8-K, dated February 8, 2012.

4.8
Seventh Supplemental Indenture, dated as of July 31, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.65% Senior Note due 2017). Incorporated by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated July 27, 2012.

4.9
Eighth Supplemental Indenture, dated as of June 10, 2013, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.625% Senior Note due 2023). Incorporated by reference to Exhibit 4.1 to  Aflac Incorporated’s Current Report on Form 8-K, dated June 10, 2013.

4.10
Ninth Supplemental Indenture, dated as of November 7, 2014, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.625% Senior Note due 2024). Incorporated by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated November 4, 2014.

4.11
Tenth Supplemental Indenture, dated as of March 12, 2015, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.40% Senior Note due 2020). Incorporated by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated March 9, 2015.

4.12
Eleventh Supplemental Indenture, dated as of March 12, 2015, between Aflac Incorporated and the Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.25% Senior Note due 2025). Incorporated by reference to Exhibit 4.2 to Aflac Incorporated’s Current Report on Form 8-K, dated March 9, 2015.

4.13
Subordinated Debt Indenture, dated as of September 26, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1 to Aflac Incorporated’s Current Report on Form 8-K, dated September 26, 2012.

Exhibit Number	Description of Exhibits
4.14
First Supplemental Indenture, dated as of September 26, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.50% Subordinated Debenture due 2052). Incorporated by reference to Exhibit 4.2 to Aflac Incorporated’s Current Report on Form 8-K dated September 26, 2012.

4.15*	Form of Senior Note.

4.16*	Form of Subordinated Note.

5.1	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of Aflac Incorporated.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of KPMG LLP.

23.2	Consent of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of Aflac Incorporated (contained in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.2).

24.1	Powers of Attorney of certain officers and directors of Aflac Incorporated (included on the signature page of the Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Debt Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Subordinated Debt Indenture.
___________________________
*
To be filed, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.